Exhibit 10ii




                            REIMBURSEMENT AGREEMENT


The Valley Forge Fund, Inc. reimburses officers and directors not affiliated with the Investment Adviser to compensate for travel expenses associated with performance of their duties. A total of $2,584 was paid in this regard in 2002. As the Fund grows in total assets, the Board of Directors may authorize salaries commensurate with their duties.

The Fund does not now, and has no plans to compensate officers, employes and directors who are affiliated with the Investment Adviser except indirectly through payment of the management fee.